Exhibit 5.1
OPINION OF COUNSEL

Goldfarb Seligman & Co.
Electra Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel

December 1, 2014

Elbit Imaging Ltd.
5 Kinneret Street
Bnei Brak 51261
Israel

Ladies and Gentlemen,

We refer to the amended Registration Statement on Form F-1/A (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Elbit Imaging Ltd. (the “Company”), relating to the resale, from time to time, of 10,198,638 of the Company’s Ordinary Shares, no par value (the “Shares”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of such copies and, as to matters of fact, the accuracy of all statements and representations made by officers of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you, that in our opinion, the Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely, /s/ Goldfarb Seligman & Co. Goldfarb Seligman & Co.